Exhibit 4.8.62 -Self-Control Components - Two-Way Valve-VVI

SIEMENS	4362

Two-Way/Three-Way Seat Valve VVI41… Internal Thread Connection, PN16 VXI41…

●	Valve body: bronze CCC491K (Rg5)
●	Nominal diameter: DN15…DN50
●	Flow rate: 2.5…40m3/h
●	Internal thread connection Rp… complies with ISO 7/1
●	Can be mounted with the SQX…, SKD…series of actuator.

Purpose
Be applicable for heating, ventilating and air conditioning system as the control or safety shutoff valves that comply with DIN32730 Standard. Be applicable for closed water system.

Media	Standard edition:
Chilled water
Cooling water
Low temperature hot water
	High temperature hot water	-25…+140ºC
Anti-freezing water 1)
Saturated steam (the maximum 1.5 bar absolute pressure)
Brine 1)

1)
When the media temperature is lower than 0ºC, SZ6.5 valve handle heating element is needed to prevent the valve handle within sealing gland from freezing. Anti-freezing water and brine: the minimum temperature -25ºC complies with DIN 3158 Standard (pressure vessel I).

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

Model overview

Model Two-way valve	Model Three-way valve	DN (mm)	kVS [m3/h]	Sv
VVI41.15-2.5	VXI41.15-2.5	15	2.5	>50
VVI41.15-4	VXI41.15-4	15	4.0
VVI41.20-6.3	VXI41.20-6.3	20	6.3	>100
VVI41.25-10	VXI41.25-10	25	10
VVI41.32-16	VXI41.32-16	32	16
VVI41.40-25	VXI41.40-25	40	25
VVI41.50-40	VXI41.50-40	50	40

DN=	nominal diameter
kVS =	Rated flow. It is defined the cubic meters of the valve that 5…30ºC water flows by per hour, when the valve is fully open and the differential pressure of valve is 100Kpa before and after
Sv =	Rangeability kvs/kvr. Comply with VDI 2173 Standard
kVr =	Minimum flow rate that still maintains the regulation characteristics when the differential pressure is 100kPa (1 bar)

Accessories	Electronic valve handle heating element, AC 24V; when the medium temperature is lower than 0ºC, select: ASZ6.5

Order	Please describe the quantity, product name and model when ordering. SQX… and SKD… series of actuator must be ordered separately. For example, six three-way valves, VXI41.25-10

Transportation	The valve and actuator are packaged and supplied separately.

Combining equipment

Valve		SQX…			SKD…
		△Pmax [kPa]	△Pmax1) [kPa]	△Ps2) [kPa]	△Pmax. [kPa]	△Pmax1) [kPa]	△Ps2) [kPa]
VVI41.15-2.5	VXI41.15-2.5	400	100	1600	400	100	1600
VVI41.15-4	VXI41.15-4
VVI41.20-6.3	VXI41.20-6.3
VVI41.25-10	VXI41.25-10			1550
VVI41.32-16	VXI41.32-16			875			1275
VVI41.40-25	VXI41.40-25			525			775
VVI41.50-40	VXI41.50-40	300		300			450
Technical data		4554			4561, 4563

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

1)	When diverting three-way valve, it is suggested △Pmax be 100kPa. If the noise is omitted, △Pmax shall be identical with that of flow collecting.

2)	Only be valid for two-way valve.

△Pmax =	maximum allowable differential pressure between both ends of valve, when the actuator can maintain normal operation within the whole stroke

△Ps =	maximum allowable differential pressure (shut-off pressure) between both ends of valve, on the premise of ensuring the actuator can be closed safely

Actuator overview
Actuator	Model	Operating voltage	Control signal	Spring return function	Positioning time	Driving force
SQX32.00	Electrical	AC 230V	3-position	None	150 s	700N
SQX32.03					35 s
SQX82.00		AC 24V			150 s
SQX82.03					35 s
SQX62			DC 0…10V1)		35 s
SKD32.50	Hydraulic	AC 230V	3-position	None	120 s	1000N
SKD32.21				Yes	30 s
SKD32.51				Yes	120 s
SKD82.50		AC 24V		None	120 s
SKD82.51				Yes	120 s
SKD60			DC 0…10V1)	None	30 s
SKD62				Yes	30

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

1) Or DC 4…20mA/0…1000Ω

Pneumatic actuator	The pneumatic actuator can be ordered from the local office, if required.

When assembling the pneumatic actuator, VXI41… three-way valve can only be used as flow collecting valve.

Model selection
Flow rate graph

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

△Pvmax.	=	ifferential pressure of valve before and after the valve is fully open

V100	=	low rate when the valve is fully open (H100)

100 kPa	=	bar ≈10 mWG

1 m3/h	=	.278 l/s when the water temperature is 20ºC.

Valve flow characteristics

Working pressure and temperature

The wording pressure range complies with ISO 7268 and EN 1333 Standards.

The working temperature range (-25…+140ºC) complies with DIN 4747 and DIN 3158 Standards.

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

Mechanical design

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

         VVI41…                             Flow collecting                  VXI41                 Diverting

The two-way valve cannot be used as three-way valve by disassembling the blank flange at the bottom of valve.

Notices

Engineering
It is suggested that the valve be mounted on the return water pipe, because in the heating system the temperature of return water pipe is relatively low. In this way, the service life of valve spool seal can be extended.

The water quality shall comply with VDI 2035 Standard.
It is suggested the filter be mounted in front of valve to increase the safety function of valve.

When the medium temperature is lower than 0ºC, select ASZ6.5 electronic valve handle heating element to prevent the valve spool within the sealing gland from freezing. For the sake of safety, the operating voltage of this heating element is designed AC 24V, and its power is 30 W.

VXI41… three-way valve is preferred as flow collecting valve.
Mounting	The valve and actuator can be assembled in the mounting position simply, without special tools and adjustment.
Instruction for Mounting shall be attached with when the valve is delivered. Its number is 74 319 0423 0.

Mounting position

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

Flow direction of media	During the mounting, pay attention to the mark of water current direction on the valve:

Two-way	three-way mixing	three-way diverting

Debugging	Debug the valve only after the actuator has been mounted correctly.

Valve handle contracts: flow increases, the pass valve open, bypass valve closed
Valve handle extends: flow decreases, the pass valve closed, bypass valve open

Repair
When repairing the actuator, comply with the following sequences: first turn off the water pump and cut off the water pump power source; close the stop valve, drain the water within the water pipe in order to reduce the pressure within water pipe, and cool the hot water pipe naturally. Remove the electrical wiring from connection terminal. Before re-debugging the valve, mount the actuator properly.

When the water pipe has de-pressurized and cooled fully, and the valve handle surface is in good condition, it is allowed to replace the seal of valve handle directly, without removing the valve body. If the valve handle has been damaged, replace the whole valve handle-valve plug assembly. Please contact the local office or branch of Siemens Building Technologies.

Accessories
Standard model
Used to replace EPDM-O ring, including copper surface seal, and used for -25…+140ºC cooling water, chilled water, low temperature hot water, high temperature hot water, saturated steam and brine.
Applicable to VVI41…and VXI41… DN15…DN50 (diameter of valve handle 10 mm)   4 284 8874 0

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

Disposal

Before discarding, the valve must be split into various parts in terms of material type. Comply with all local and industrial environmental protection regulations.

Guarantee
The technical data of valve are only applicable to the corresponding actuators included in the “Equipment combination”.
The valves shall not be guaranteed if the actuator is manufactured the third manufacturer.

Technical data

Operating data	PN (pressure) grade	PN16
Valve flow characteristics
Pass
	0…30%	linear
	30…100%	ngl=3, comply with VDI / VDE 2173 Standard
Bypass (VXI41)
	0…100%	linear
	Leakage rate	comply with DIN EN 1349 Standard
	Pass	kvs 0…0.02%
	Bypass (VXI41…)	kvs 0.5…2%
	Allowable media	Cooling water, chilled water, low temperature hot water and anti-freezing water
Suggestion: the water shall be disposed and reach VDI 2035 Standard

	Media temperature	-25…+140ºC

	Rangeability Sv	>50 (DN15), > 100 (DN≥20)

	Allowable working pressure	1600kPa (16 bar), ISO 7268 / EN 1333

	Stroke	20mm
Material	Valve body	Bronze CC491K (Rg5)
	Valve spool	Brass

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

	Valve handle	Stainless steel
	Seal ring	Brass
	Seal material	EPDM-O ring
Dimension/weight	Dimension	See the Dimension (form)
	Internal thread connection	Rp…comply with ISO 7/1 Standard
	Weight	See the Dimension (form)

Sv =	Rangeability kvs/kvr. Comply with VDI 2173 Standard
kVS =	Rated flow. It is defined the cubic meters of the valve that 5…30ºC water flows by per hour, when the valve is fully open and the differential pressure of valve is 100Kpa before and after
kVr =	Minimum flow rate that still maintains the regulation characteristics when the differential pressure is 100kPa (1 bar)

Dimension

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004

Siemens Building Technologies	Internal thread connection, PN16	CA1N4362cn
HVAC Products	Only applicable in Asian-Pacific Region	28.06. 2004